Exhibit 10.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of Class A Common Stock of

KIOR, INC.

Dated as of January 26, 2012 (the “Effective Date”)

WHEREAS, Kior, Inc., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (the “Loan Agreement”) with 1538716 Alberta Ltd. (the “Warrantholder”) and 1538731 Alberta Ltd. and Vinod Khosla, as trustee of the KFT Trust, Vinod Khosla, Trustee;

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Class A Common Stock (as defined below) pursuant to this Warrant Agreement (this “Warrant”);

NOW, THEREFORE, in consideration of Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

Section 1. Grant of the Right to Purchase Warrant Shares.

For value received, the Company hereby grants to Warrantholder, and Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, Four Hundred Ninety Six Thousand Four Hundred Seventy Two (496,472) fully paid and non-assessable shares of Class A Common Stock at a per share price equal to the Exercise Price (as defined below). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person. As used in this definition of the term “Affiliate,” “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person by reason of ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day, except Saturday, Sunday or legal holiday, on which banking institutions in the city of Los Angeles are authorized or obligated by law or executive order to close.

“Bylaws” means the Company’s bylaws or other similar governing provisions, as may be amended from time to time.

“Charter” means the Company’s Certificate of Incorporation or other constitutional document, as may be amended from time to time.

“Class A Common Stock” means shares of the Company’s Class A common stock, $.0001 par value per share.

“Exercise Price” means $11.62 per share of Class A Common Stock, as adjusted as set forth herein.

“Form Warrant” means a warrant in the form set forth in Exhibit E of the Loan Agreement.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the Exercise Date for such exercise multiplied by the number of Warrant Shares requested to be exercised under this Warrant pursuant to such exercise.

“Warrant Shares” means the shares of Class A Common Stock issuable upon exercise hereof.

Section 2. Term of the Agreement.

Except as otherwise provided for herein, the term of this Warrant and the right to purchase Warrant Shares as granted under this Warrant shall commence on the Effective Date and shall be exercisable, in whole or in part, at any time, or from time to time, for a period ending at 5:00 p.m., California time, on the date that is seven (7) years after the Effective Date or, if such day is not a Business Day, on the next preceding Business Day (such date or next preceding Business Day, as applicable, the “Expiration Date”) .

Section 3. Exercise of the Purchase Rights.

(a) Exercise. The purchase rights set forth in this Warrant are exercisable by Warrantholder, in whole or in part, at any time, or from time to time, prior to 5:00 p.m., California Time, on the Expiration Date, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. The date on which such Notice of Exercise is so tendered is herein referred to as the “Exercise Date” for such exercise. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) days thereafter, the Company shall issue to Warrantholder a certificate for the number of Warrant Shares purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.

The Purchase Price may be paid at Warrantholder’s election either (i) by cash or check, or (ii) by surrender of this Warrant for Warrant Shares to be exercised under this Warrant, after which the Company shall, if the remaining number of shares purchasable hereunder (assuming no Net Issuance) immediately after the relevant exercise, as determined below, is greater than zero, execute and deliver, to Warrantholder, an amended Agreement covering such remaining number of shares (“Net Issuance”). If Warrantholder elects the Net Issuance method, the Company will issue Warrant Shares in accordance with the following formula:

X = Y(A-B)
A

Where:	X = the number of Warrant Shares to be issued to Warrantholder.

Y = the number of Warrant Shares requested to be exercised under this Warrant (including the number of shares to be cancelled in payment of the Purchase Price).

A = the fair market value of one (1) share of Class A Common Stock on the Exercise Date.

B = the Exercise Price per share for such Warrant Shares.

For purposes of the above calculation, the fair market value of the Class A Common Stock shall mean with respect to each share of Class A Common Stock:

(i) if the Class A Common Stock is traded on the New York Stock Exchange, the American Stock Exchange, any exchange operated by the NASDAQ Stock Market, LLC or any other securities exchange, the fair market value shall be deemed to be the average of the closing prices per share over the five (5) trading day period ending on, and including, the Exercise Date; or

(ii) if at any time the Class A Common Stock is not listed on any securities exchange, the fair market value shall be the price per share which the Company could obtain from a willing buyer (not a current employee or Affiliate) for Class A Common Stock, in an arms’ length transaction, sold by the Company from authorized but unissued shares, as determined in good faith by the Board.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder (assuming no Net Issuance). All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Warrant is not, as of the Expiration Date, previously exercised as to all the Warrant Shares subject hereto, and if the fair market value per share of Class A Common Stock on the Expiration Date is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised, on a Net Issuance basis, pursuant to Section 3(a) (even if not surrendered) on such Expiration Date. For purposes of such automatic exercise, the fair market value per share of Class A Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify Warrantholder of the number of Warrant Shares, if any, Warrantholder is to receive by reason of such automatic exercise.

(c) Legend. Each certificate for the Warrant Shares purchased upon exercise of this Warrant shall bear the restrictive legend set forth on the first page of this Warrant. Such legend shall be removed and the Company shall, or shall instruct its transfer agent to, issue a certificate without such legend or any other legend to the holder of such shares (i) if such shares are sold or transferred pursuant to an effective registration statement under the Act covering the resale of such shares by the holder thereof, (ii) if such shares are sold or transferred pursuant to Rule 144 under the Act, (iii) if, upon advice of counsel to the Company, such shares are eligible for resale without any restrictions under Rule 144 under the Act, or (iv) upon the request of such holder if such request is accompanied (at such holder’s expense) by either (x) a written opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act or any applicable state securities laws for the resale of the Warrant Shares purchased upon exercise of this Warrant or (y) a certification by such holder, in customary form, that conditions to the resale of such shares pursuant to Rule 144(b) (or any successor thereto) have been satisfied (it being understood that in no event shall such holder be required to certify as to the satisfaction of the conditions set forth in paragraph (c) or (i) of Rule 144 (or any successor thereto). The removal of such restrictive legend from any certificates representing the Warrant Shares purchased upon exercise of this Warrant is predicated upon the Company’s reliance that the holder of such shares would sell, transfer, assign, pledge, hypothecate or otherwise dispose of such shares pursuant to either the registration requirements of the Act, including any applicable prospectus delivery requirements, or an exemption therefrom, or in a transaction not subject thereto, and that if such shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

Section 4. Reservation of Shares.

During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights to purchase Warrant Shares as provided for herein, assuming this Warrant were exercised in full and not on a Net Issuance basis.

Section 5. No Fractional Shares or Scrip.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value per share of Class A Common Stock on the Exercise Date for such exercise.

Section 6. No Rights as Shareholder/Stockholder.

This Agreement does not entitle Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to the exercise of this Warrant.

Section 7. Warrantholder Registry.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Warrant. Warrantholder may change such address by giving written notice of such changed address to the Company.

Section 8. Adjustment Rights.

The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment, as follows:

(a) Class A Common Stock Change Event. If at any time there shall occur any transaction (each, a “Class A Common Stock Change Event”) (i) that is either (w) a recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination or changes in par value, including from par value to no par value or from no par value to par value); (x) any consolidation, merger or combination involving the Company; (y) any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole; or (z) any statutory share exchange; and (ii) as a result of such transaction, the Class A Common Stock would be converted into, or exchanged for, or would constitute solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof) (such stock, securities, property, assets or cash, the “Reference Property,” and the amount of Reference Property that a holder of one (1) share of Class A Common Stock would be entitled to receive on account of such transaction (without regard to any arrangement pursuant to which fractional units of property will not be delivered), a “Reference Property Unit”), then the Company or such successor or purchasing person, as the case may be, shall, as a condition precedent to such Class A Common Stock Change Event (and, in the event such successor or purchasing person is not the Company, the Company shall cause such successor or purchasing Person to) execute and deliver to Warrantholder an amended Warrant providing that, from and after the effective time of such Class A Common Stock Change Event, the consideration due upon exercise of this Warrant shall be determined in the same manner as if each reference to any number of shares of Class A Common Stock in this Warrant were instead a reference to the same number of Reference Property Units. For the avoidance of doubt, from and after such effective time, the fair market value of a Reference Property Unit shall be determined (x) to the extent any component thereof consists of securities, on the same basis as that set forth in the penultimate paragraph of Section 3(a) and (y) to the extent any component thereof does not consist of securities, on the basis of the fair market value thereof (determined in good faith by the Board or the board of directors or similar governing body of the Company’s successor). If a Class A Common Stock Change Event causes the Class A Common Stock to be converted into, or exchanged for, or to constitute solely the right to receive, more than a single type of consideration (determined based in part upon any form of stockholder election), then the amount and kind of Reference Property used to determine the composition of the Reference Property Unit shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock that affirmatively make such an election. If such successor or purchasing person is not the Company, then such amended Warrant shall provide for the assumption, by such successor or purchasing person, of the Company’s obligations with respect hereto. If, pursuant to such Class A Common Stock Change Event, the Reference Property includes shares of stock or other securities and property of a person other than the successor or purchasing person, as the case may be, in such Class A Common Stock Change Event, then such amended Warrant shall also be executed by such other person. In connection with a Class A Common Stock Change Event, Warrantholder may exercise this Warrant, in whole or in part, with the Exercise Date being deemed to be the effective date of such Class A Common Stock Change Event, without the need for the relevant Notice of Exercise to specify such effective date, provided such Notice of Exercise is tendered to the Company no later than three days before the effective date of such Class A Common Stock Change Event.

(b) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide the Class A Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance) shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of Warrant Shares issuable upon the exercise of this Warrant shall be proportionately decreased.

(c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i) pay a dividend with respect to the Class A Common Stock payable in Class A Common Stock, then (x) the Exercise Price shall be adjusted, from and after the ex date for such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such ex date by a fraction (A) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately after such dividend or distribution; and (y) the total number of Warrant Shares issuable upon exercise of this

Warrant (assuming no Net Issuance) shall be adjusted, from and after such ex date, to that number of shares determined by multiplying the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance) immediately prior to such ex date by the reciprocal of the fraction referred to in clause (x) above; or

(ii) make any other distribution with respect to Class A Common Stock, except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that Warrantholder shall receive upon each subsequent exercise of this Warrant, the same kind and amount of property it would have received in such distribution had Warrantholder held, on the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution, a number of shares of Class A Common Stock equal to the number of Warrant Shares issuable upon such exercise.

(d) Antidilution Rights. Additional antidilution rights applicable to the Warrant Shares purchasable hereunder are as set forth in the Company’s Charter and shall be applicable with respect to the Warrant Shares issuable hereunder; provided, however, that, notwithstanding anything herein to the contrary, in no event shall any antidilution right set forth in the Company’s Charter apply hereto to the extent the application thereof would result in an increase to the Exercise Price or a reduction in the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance). The Company shall promptly provide Warrantholder with any restatement, amendment, modification or waiver of the Charter that impairs or reduces such antidilution rights; provided, that, subject to the proviso to the immediately preceding sentence, no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Warrant Shares as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Warrant Shares in the same manner as it affects all other holders of Class A Common Stock. The Company shall provide Warrantholder with prompt written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant that triggered an antidilution adjustment hereunder the antidilution rights applicable pursuant to the Company’s Charter, which notice shall include (i) the price at which such stock or security is to be sold, (ii) the number of shares to be issued, and (iii) such other information as necessary for Warrantholder to determine if a dilutive event has occurred. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (d), the forgoing subsection (c) and the Company’s Charter.

(e) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities; (ii) the Company shall offer for subscription pro rata to the holders of any class of common stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall occur any Class A Common Stock Change Event; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to Warrantholder: (A) at least thirty (30) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of common stock shall be entitled thereto) or for determining rights to vote in respect of such Class A Common Stock Change Event, dissolution, liquidation or winding up; and (B) in the case of any such Class A Common Stock Change Event, dissolution, liquidation or winding up, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of common stock shall be entitled to exchange their common stock for securities or other property deliverable upon such Class A Common Stock Change Event, dissolution, liquidation or winding up).

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the total number of Warrant Shares subject to purchase hereunder (assuming no Net Issuance) after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

(f) Timely Notice. Failure to timely provide such notice required by subsection (e) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. For purposes of this subsection (f), and notwithstanding anything to the contrary in Section 12(g), the notice period shall begin on the date Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (e).

Section 9. Representations, Warranties and Covenants of the Company.

(a) Reservation of Warrant Shares. The Warrant Shares issuable upon exercise of Warrantholder’s rights (assuming no Net Issuance) have been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Warrant Shares issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to Warrantholder true, correct and complete copies of its Charter and Bylaws. The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the Warrant Shares issuable hereunder, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (i) does not violate the Company’s Charter or Bylaws; (ii) does not contravene any law or governmental rule, regulation or order applicable to the Company; and (iii) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d) Issued Securities. All issued and outstanding Class A Common Stock or other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding Class A Common Stock or other securities of the Company were issued in full compliance with all federal and state securities laws.

(e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

(f) Exempt Transaction. Subject to the accuracy of Warrantholder’s representations in Section 10, the issuance of the Warrant Shares upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(g) Compliance with Rule 144. If Warrantholder proposes to sell Warrant Shares issuable upon the exercise of this Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”), then, upon Warrantholder’s written request to the Company, the Company shall furnish to Warrantholder, within three Business Days after receipt of such request, a written statement confirming the Company’s compliance with the requirements of paragraphs (c) and (i) of such Rule, as such Rule may be amended from time to time. Until such time as this Warrant and the Warrant Shares issued hereunder have been sold pursuant to an effective registration statement under the Act or such time as the requirements of paragraph (c) of Rule 144, as such Rule may be amended from time to time, no longer apply to this Warrant or to such shares, the Company covenants to timely file all reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in such a manner so as to comply with paragraph (c) of Rule 144, as such Rule may be amended from time to time.

(h) Registration of Shares.

(i) As soon as reasonably practicable after the Company becomes eligible to register the offer and sale of its securities on a registration statement on Form S-3 under the Act, but in no event later then one (1) month thereafter, the Company shall, at its expense, file, with the SEC, a Form S-3 registration statement under the Act covering the resale, by Warrantholder, of this Warrant and the Warrant Shares underlying this Warrant on a delayed and continuous basis pursuant to Rule 415 under the Act. The Company shall, at its expense, use commercially reasonable efforts to cause such registration statement to become effective under the Act as soon as reasonable practicable, but in no event later than 90 days, after the date such registration statement is initially filed with the SEC and shall use its best efforts to cause such registration statement (or, to the extent applicable, a replacement registration statement filed in accordance with Rule 415(a)(5) and (6) under the Act or otherwise) to be continuously effective under the Act until such time as this Warrant and all Warrant Shares issued hereunder have been sold pursuant to such registration statement(s) or pursuant to Rule 144 (or any successor thereto). The Company shall (x) cause amendments to each such registration statement (or to the related prospectus(es)) to be filed to the extent necessary to comply with the Act or to prevent any such registration statement (or prospectus) from containing a material misstatement or omission of fact; and (y) promptly notify Warrantholder when any such amendment is required (without disclosing to Warrantholder any material non-public information relating to the Company or its securities). Notwithstanding anything to the contrary herein, upon the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of any such registration statement, the Company shall have the right, by notice to Warrantholder, to cause Warrantholder to (and, upon its receipt of such notice, Warrantholder shall) suspend sales pursuant to any such registration statement, provided that such suspensions, when taken together, shall in no event exceed 30 days in the aggregate in any three-month period or 75 days in the aggregate in any twelve-month period. Until such time as this Warrant and the Warrant Shares issued hereunder have been sold pursuant to an effective registration statement under the Act or pursuant to Rule 144 (or any successor thereto) thereunder, the Company covenants to timely file all reports required to be filed by the Company under the 1934 Act in such a manner so as to prevent the Company from becoming ineligible to file a registration statement on Form S-3 under the Act. Warrantholder agrees to provide all information relating to Warrantholder that is reasonably and in good faith requested by the Company and that is required, pursuant to the Act and the related rules and policies of the SEC, to be included in any registration statement filed pursuant hereto.

(ii) The Company agrees to indemnify, defend and hold harmless each of Warrantholder and each person, if any, who controls Warrantholder within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the respective officers, directors, members, partners and representatives of the foregoing (collectively, the “Warrantholder Indemnified Parties”), from and against any loss, damage, expense, liability, claim or any actions in respect thereof (including the reasonable cost of investigation) which such Warrantholder Indemnified Party may incur or become subject to under the Act, the 1934 Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement filed by the Company to register the resale, by Warrantholder, of this Warrant or the Warrant Shares underlying this Warrant, or any related prospectus, preliminary prospectus or “free writing prospectus” (as defined in Rule 405 under the Act), or in any amendment or supplement to the foregoing, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any such registration statement, or in any amendment or supplement thereto, or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made in any such prospectus, preliminary prospectus or free writing prospectus, or in any amendment or supplement thereto, in the light of the circumstances under which such statements were made, not misleading, and the Company shall reimburse, as incurred, such Warrantholder Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, damage, expense, liability, claim or action in respect thereof; provided, however, that the Company shall not be required to provide any indemnification pursuant to this Section paragraph insofar as any such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with information furnished in writing by or on behalf of Warrantholder to the Company expressly for use in, any such registration statement, prospectus, preliminary prospectus or free writing prospectus; provided further, however, that the indemnity agreement in this Section 9(h)(ii) shall be in addition to any liability which the Company may otherwise have to any Warrantholder Indemnified Party. Each reference to any registration statement, prospectus, preliminary prospectus or free writing prospectus in the immediately preceding paragraph shall be deemed to include each document, if any, incorporated by reference therein.

(iii) Warrantholder agrees to indemnify, defend and hold harmless each of the Company, each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the respective officers, directors, members, partners and representatives of the foregoing (the “Company Indemnified Parties”) from and against any loss, damage, expense, liability, claim or any actions in respect thereof (including the reasonable cost of investigation) which such Company Indemnified Party may incur or become subject to under the Act, the 1934 Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (the “Warrantholder Information”) furnished in writing by or on behalf of Warrantholder to the Company expressly for use in, any registration statement filed by the Company to register the resale, by

Warrantholder, of this Warrant or the Warrant Shares underlying this Warrant, or any related prospectus, preliminary prospectus or “free writing prospectus” (as defined in Rule 405 under the Act), or in any amendment or supplement to the foregoing, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such Warrantholder Information, which material fact was not contained in such Warrantholder Information, and which material fact was either (x) required to be stated in any such registration statement, or in any amendment or supplement thereto, or necessary to make the statements therein not misleading or (y) necessary in order to make the statements made in any such prospectus, preliminary prospectus or free writing prospectus, or in any amendment or supplement thereto, in the light of the circumstances under which such statements were made, not misleading, and Warrantholder shall reimburse, as incurred, such Company Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any loss, damage, expense, liability, claim or action in respect thereof. The indemnity agreement in this Section 9(h)(iii) shall be in addition to any liability which Warrantholder may otherwise have to any Company Indemnified Party. Notwithstanding anything herein to the contrary, in no event shall the liability of Warrantholder hereunder be greater that in amount than the dollar amount of the proceeds received by Warrantholder upon the sale, pursuant to any such registration statement, of this Warrant or the Warrant Shares underlying this Warrant.

(iv) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either Section 9(h)(ii) or Section 9(h)(iii), then such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and the Indemnifying Party shall assume the defense of such Proceeding; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise, except to the extent the Indemnifying Party is materially prejudiced by such omission. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon the written advice of counsel that there may be one or more defenses available to it that are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of the Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such action). An Indemnifying Party shall not be liable for any settlement of such Proceeding effected without the written consent of such Indemnifying Party, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the anything to the contrary in the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(h)(iv), then such Indemnifying Party agrees that it shall be liable for any settlement of any

Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

(v) If the indemnification provided for in this Section 9(h) is unavailable to an Indemnified Party under Section 9(h)(ii) or Section 9(h)(iii), or insufficient to hold such Indemnified Party harmless, in respect of any losses, damages, expenses, liabilities, claims or actions referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities, claims or actions (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by Warrantholder, on the other hand, from the offering of this Warrant or the Warrant Shares underlying this Warrant or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of Warrantholder, on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities, claims or actions, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of Warrantholder, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by Warrantholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities, claims and actions referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding. The Company and Warrantholder agree that it would not be just and equitable if contribution pursuant to this Section 9(h)(v) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(h)(v). Notwithstanding anything to the contrary herein, Warrantholder shall not be required to contribute any amount in excess of the amount by which the total price at which this Warrant or the Warrant Shares underlying this Warrant giving rise to such contribution obligation and sold by Warrantholder were offered pursuant to any registration statement filed by the Company exceeds the amount of any damages which Warrantholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(vi) The remedies provided for in this Section 9(h) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity. The indemnity and contribution provisions contained in this Section 9(h) shall remain operative and in full force and effect regardless of (i) any termination of this Warrant, (ii) any investigation made by or on behalf of any Indemnified Party and (iii) the sale of this Warrant or the Warrant Shares underlying this Warrant.

(i) Denomination Exchanges. Warrantholder shall have the right to request the Company to cause any portion of this Warrant to be represented by one or more separate warrants (each, a “Separate Warrant”), each in the form of a Form Warrant, and the Company hereby covenants that, upon each such request, the Company shall (x) execute and deliver, to Warrantholder, an amended Warrant, which shall reflect the removal of such portion of such portion of this Warrant; and (y) execute and deliver, to Warrantholder, one or more Separate Warrants, each in the form of the Form Warrant, having an aggregate number of underlying Warrant Shares (assuming no Net Issuance), and having a per share Exercise Price, equal to the number of underlying Warrant Shares (assuming no Net Issuance) and the Exercise price, respectively, of such portion of this Warrant.

Section 10. Representations and Covenants of Warrantholder.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of Warrantholder:

(a) Investment Purpose. The right to acquire Warrant Shares upon exercise of Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Warrantholder has no present intention of selling or engaging in any public distribution of the same, in each case except pursuant to a registration or exemption.

(b) Private Issue. Warrantholder understands (i) that the Warrant Shares issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated in part on the representations set forth in this Section 10.

(c) Financial Risk. Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. Warrantholder understands that if the Company does not have any class of its securities registered pursuant to Section 12 of the 1934 Act, or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering this Warrant or the underlying Warrant Shares under the Act is not in effect when it desires to sell (i) the rights to purchase Warrant Shares pursuant to this Warrant or (ii) the Warrant Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. Warrantholder also understands that any sale of (A) its rights hereunder to purchase Warrant Shares or (B) Warrant Shares issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e) Non-U.S. Person. Warrantholder is not a “U.S. person” as defined in Rule 902(k) of Regulation S promulgated under the Act.

(f) No Short Sales. Prior to the Effective Date, Warrantholder has not engaged in any “short sales” of the Class A Common Stock, which short sales have not been covered before such Effective Date. At no time when Warrantholder holds (or has a beneficial interest in) any Warrant Shares issued or issuable pursuant to this Warrant shall Warrantholder engage in “short sales” of the Class A Common Stock. The term “short sale” shall mean any sale of a security which the seller does not own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller.

Section 11. Transfers.

Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant. The transfer of this Warrant shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer, in each case that are not to be paid by the Company pursuant hereto. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

Section 12. Miscellaneous.

(a) Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party will not have an adequate remedy at law and where damages will not be readily ascertainable. Each party hereto expressly agrees that it shall not oppose an application by the non-defaulting party or any other person entitled to the benefit of this Warrant requiring specific performance of any or all provisions hereof or enjoining a party from continuing to commit any such breach of this Warrant. The parties hereto hereby agree that the terms of this Warrant shall be specifically enforceable by either party hereto.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrantholder against impairment.

(d) Additional Documents. The Company, upon execution of this Warrant, shall provide Warrantholder with a certificate of an officer of the Company to the effect that the representations, warranties and covenants set forth in Sections 9(a) through 9(d), 9(f) and 9(g) are true and correct as of the date hereof. The Company shall also supply such other documents as Warrantholder may from time to time reasonably request.

(e) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and Warrantholder relating hereto, the prevailing party shall be entitled to reasonable and documented attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant. For the purposes of this Section 12(e), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f) Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery if transmission or delivery occurs on a Business Day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-Business Day or after such time, the first Business Day thereafter, or the first Business Day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

c/o Alberta Investment Management Corporation

1100 – 10830 Jasper Avenue

Edmonton, Alberta T5J 2B3

Attention: Chief Legal Counsel and Corporate Secretary

Facsimile: 780-392-3897

Telephone: 780-392-3835

If to the Company:

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Financial Officer

Attn: General Counsel

Telephone: 281-694-8700

Fax: 281-694-8799

Attention: Chris Artzer, General Counsel

or to such other address as each party may designate for itself by like notice.

(h) Entire Agreement; Amendments. This Agreement and the Loan Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(i) Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

(j) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Warrant and, specifically, the provisions of Sections 12(n), 12(o), 12(p), 12(q) and 12(r).

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

(l) No Waiver. No omission or delay by either party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the other party at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

(m) Survival. All agreements, representations and warranties contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.

(n) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(o) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in New York, New York; (b) waives any objection as to jurisdiction or venue in New York, New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(p) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve persons other than the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

(q) Arbitration. If the Mutual Waiver of Jury Trial set forth in Section 12(p) is ineffective or unenforceable, the parties agree that all Claims shall be submitted to binding arbitration in accordance with the commercial arbitration rules of JAMS (the “Rules”), such arbitration to occur before one arbitrator, which arbitrator shall be a retired New York state judge or a retired Federal court judge. Such proceeding shall be conducted in New York, New York, with New York rules of evidence and discovery applicable to such arbitration. The decision of the arbitrator shall be binding on the parties, and shall be final and nonappealable to the maximum extent permitted by law. Any judgment rendered by the arbitrator may be entered in a court of competent jurisdiction and enforced by the prevailing party as a final judgment of such court.

(r) Prearbitration Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(o), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.

(s) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(t) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of the other party’s failure to perform any of the obligations under this Warrant and agree that the terms of this Warrant shall be specifically enforceable by either party hereto. If a party hereto institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	KIOR, INC.

	By:	/s/ Fred H. Cannon
	Name:	Fred H. Cannon
	Title:	President and Chief Executive Officer

Notice Address:	Attn:	General Counsel
13001 Bay Park Road
Pasadena, TX 77507
Facsimile: (281) 694-8799

WARRANTHOLDER:	1538716 ALBERTA LTD.

	By:	/s/ Ben Hawkins
	Name:	Ben Hawkins
	Title:	Director and President

Notice Address:	Attn:	Chief Legal Counsel and Corporate Secretary
c/o Alberta Investment Management
Corporation
1100-10830 Jasper Avenue
Edmonton, Alberta
T5J 2B3
Facsimile: (780) 392-3897

[SIGNATURE PAGE TO WARRANT AGREEMENT]

EXHIBIT	I

NOTICE OF EXERCISE

To:	[ ]

(1)	The undersigned Warrantholder hereby elects to purchase [ ] shares of the Class [__] Class A Common Stock of [ ], pursuant to the terms of the Agreement dated the [ ] day of [ , ] (the “Agreement”) between [ ] and Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.] [The undersigned Warrantholder hereby elects that the Exercise Date be deemed, pursuant to the last sentence of Section 8(a), to be the effective date of the currently pending Class A Common Stock Change Event.]

(2)	Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)
WARRANTHOLDER: __________________________
By:

Title:

Date:

I-1

EXHIBIT	II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [                    ], hereby acknowledge receipt of the “Notice of Exercise” from [            ] to purchase [            ] shares of the Class A Common Stock of [            ], pursuant to the terms of the Agreement, and further acknowledges that [            ] shares remain subject to purchase under the terms of the Agreement (assuming no Net Issuance).

COMPANY:	[ ]

By:

Title:

Date:

II-1

EXHIBIT	III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:____________________________________________________________________

Holder’s Signature:__________________________________________________________

Holder’s Address:___________________________________________________________

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.

III-1